Exhibit 10.37

Fifth Amendment Agreement (the “Agreement”) to the Lease Agreement executed by and between the Bank of New York Mellon, S.A. Institucion de Banca multiple (final successor of Banco J.P. Morgan, Sociedad Anonima, Institucion de Banca multiple, J.P. Morgan Grupo Financiero, Division Fiduciara) as fiduciary under the Trust F/00291 (the “Lessor”) represented herein by Mr. Guillermo de Jesus Medrano Artalejo, and by International Manufacturing Solutions Operaciones, S. de R.I. de C.V. (the “Lessee”), represented herein by Mr. Keith Alan Russell Middleton, in accordance with the following Recitals and Clauses:

RECITALS

A)	LESSOR and LESSEE, through their legal representatives, declare that:

I.	That on September 1, 2002, Parque Industrial Internacional Mexicano, S.A. de C.V. (“Intermex”) and Electrocomponentes, S.A. de C.V. (“Electrocomponentes”) executed a lease agreement (the “Lease Agreement”), regarding (i) a plot of land with an approximate surface area of 19,116.86 square meters (approximately 205,722 square feet) (the “Land”); and (ii) the building constructed over the Land identified as CJS-IN-03, with an approximate surface area of 6,409.13 square meters (approximately 68,987.23 square feet) (the “Building”) located on Av. Valle del Cedro, No. 1520 on Parque Industrial Internacional Mexicano, in Ciudad Juarez, Chihuahua, Mexico (hereinafter will be jointly referred to as the “Original Lease Property”).

II.	That Intermex executed as trustor a trust agreement identified as F/00291 (the “Trust”), by means of which it transferred by contribution the Leased Property, with all that in fact and legally corresponds to it, together with the Lease Agreement, to the Trust, in which Banco J.P. Morgan, Sociedad Anonima, Institucion de Banca Multiple, J.P. Morgan Grupo Financiero, Division Fiduciaria acted as trustee, and therefore the Trust was constituted as the lessor under said lease.

III.	That Banco J.P. Morgan, Sociedad Anonima, Institucion de Banca Multiple, J.P. Morgan Grupo Financiero, spin off its Fiduciary Division, creating a new entity that was merged with The Bank of New York Mellon, S.A., Institucion de Banca Multiple, therefore the later as trustee under the Trust F/00291 was constituted as the lessor under the Lease Agreement.

IV.	That on June 25, 2004, Intermex and Electrocomponentes executed the first amendment agreement to the Lease Agreement in order to modify the Clause Third and Fourth of the Lease Agreement (the “First Amendment Agreement”).

V.	That on November 4, 2005 Electrocomponentes executed an assignment of rights agreement, in which assigned all its rights and obligations under the Lease Agreement and the First Amendment Agreement to Lessee.

VI.	That on October 15, 2007, Lessor and Lessee executed the second amendment agreement to include a first expansion to the building that was part of the Original Lease Property with an approximate surface area of 1,929.23 square meters (approximately 20,766.04 square feet), having said building a total surface area of approximately 8,338.36 square meters) (approximately 89,753.27 square feet) (the “Original Leased Property with First Expansion”) (the” Second Amendment Agreement”).

VII.	That with effects as of September 14, 2009, Lessor and Lessee executed the third amendment agreement whereby they agreed to modify Recital I paragraph b) and e) in order to include a second expansion to the building that was part of the Original Leased Property with First Expansion an approximate surface area of 85.40 square meters (approximately 919.24 square feet), having said building a current total surface area of approximately 8,423.75 square meters (approximately 90,672.51 square feet) (the “Leased Property”); as well as to modify Clause Third in order to establish the delivery date of the second expansion, Clause Fourth to modify the lease price, and Clause Twelfth to modify the amount of the security deposit (the “Third Amendment Agreement”).

VIII.	That on April 20, 2010, Lessor and Lessee executed the fourth amendment agreement to the Lease Agreement in order to modify the Clause Third and Fourth of the Lease Agreement (the “Fourth Amendment Agreement”).

IX.	That they wish to execute this Agreement in order to modify the Lease Agreement in accordance with this Agreement.

X.	That its legal representatives have all the authority and capacity to bind themselves in accordance to this Agreement, and that said authorities have not been revoked or modified as of the date of execution hereof.

According to the preceding recitals, the parties obligate themselves in compliance with the following:

CLAUSES

FIRST – The parties expressly establish that because it is suitable for their interests, they agree to modify the content of the seventh paragraph of the Clause Fourth of the Lease agreement, as of the execution date hereof reading order to state as follows:

“Fourth – Lease Price

Price . . .

. . .

. . .

. . .

Furthermore, as of September 5, 2010, the rent to be paid by Lessee for the Leased Property, will be the amount of US$4,5326 (four dollars 5326/10000) lawful currency of the United States of America per square foot of the Building (which shall include the surface area of the First Expansion, the Second Expansion and the last improvements referred to in the above paragraph) per year plus the corresponding Value Added Tax, which is the monthly amount of US$34,248.87 (thirty four thousand, two hundred and forty eight dollars 87/100) lawful currency of the United States of America plus the corresponding Value Added Tax. In case any extension option is exercised, this rent shall be increased annually thereafter, in the same percentage of the increase of the Consumer Price Index of the United States of America during the immediately preceding 12 (twelve) months.”

SECOND – The parties agree that except as provided herein, all the terms, conditions, clauses and related documents of the Lease Agreement shall continue in full force and effect.

THIRD – This Agreement, constitutes the total agreement between the parties.

FOURTH – All the terms used that have not been specifically defined in this Agreement shall have the meaning ascribed to them in the Lease Agreement.

FIFTH – This Agreement shall not be deemed or construed as a new agreement nor a novation of or compliance with the obligations derived thereon, which shall remain in full force and effect, with no other obligation or amendment than those set forth hereunder.

SIXTH – This Agreement is executed both in the Spanish and English languages, provided, however, that in case of dispute the Spanish version shall prevail.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement through their legal representatives duly authorized on the 1st day of November 2010.

“Lessee”

International Manufacturing Solutions

Operacions, S.de R.L. de C.V.

/s/ Keith Alan Russell Middleton

Attorney in Fact

El “Arrendador”

The Bank of New York Mellon, S.A., Institucion de Banca Multiple

(Causahabiente Final de Banco J.P. Morgan, Sociedad Anonima,

Institucion de Banca Multiple, J.P. Morgan Grupo Financiero,

Division Fiduciarai), Como Fiduciario En El Fideicomso F/00291

/s/ Guillermo de Jesus Medrano Artalejo

Attorney in Fact

“Guarantor”

Viasystems, Inc.

/s/ Daniel J. Weber

Attorney in Fact